SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                     FORM 8-K

                    Filed pursuant to Section 13, or 15(d) of
                       the Securities Exchange Act of 1934

                       Date of Report:  June 13, 1995



                               KIMBERLY-CLARK CORPORATION
              (Exact name of registrant as specified in its charter)



                                     Delaware
                  (State of other Jurisdiction of Incorporation)



                   1-225                           39-0394230
         (Commission File Number)      (IRS Employer Identification No.)



         P.O. Box 619100, Dallas, Texas              75261-9100
         (Address of Principal Executive Offices)    (Zip Code)




                                (214) 281-1200
                         (Registrant's Telephone Number)





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                   The undersigned registrant hereby reports the event,
         as set forth below, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security-holders.

         Item 5.  Other Events.

                   On June 8, 1995, the Board of Directors of Kimberly-Clark Corporation (the "Company") approved an amendment and restatement of the Rights Agreement, dated as of June 21, 1988, between Kimberly-Clark Corporation and The First National Bank of Boston (as so amended and restated, the "Amended and Re-stated Rights Agreement"). The Rights Plan, as amended by the Amended and Restated Rights Agreement (the "Amended Plan"), eliminates (i) the stockholder referendum procedure that pro-vided for the redemption of the Rights, prior to the acquisi-tion by any person or group of 20% or more of the Company's Common Stock, either by action of the Board of Directors or by direct action of stockholders without the approval of the Company's Board of Directors and, (ii) the qualified offer provision that provided that the "flip-in" provision would not apply in the event a person purchased at least 80% of the Company's common stock pursuant to a cash tender offer for all outstanding shares.

                   The Amended Plan extends the expiration date of the Rights to June 8, 2005, ten years from the adoption of the Amended and Restated Rights Agreement. In addition, the Amended Plan increases the exercise price of each Right from $100 per one two-hundredth of a share of the Company's Series A Junior Participating Preferred Stock to $225 per one one-hundredth of a share of the Company's Series A Junior Partici-pating Preferred Stock, and provides that the Right associated with each share of Common Stock, par value $1.25 per share, of the Company shall be amended to represent a Right to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock.

                   The foregoing description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended and Restated Rights Agreement, which is attached hereto as Exhibit 1 and is incorporated herein by reference.

                   In addition, on June 8, 1995, the Board of Directors amended and restated the By-Laws of the Company, principally to: (i) authorize the Board to postpone previously scheduled special meetings in accordance with applicable law, (ii) speci-fically authorize the Chairman of a stockholder meeting to adjourn the meeting from time to time whether or not a quorum


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         is present and (iii) establish procedures with respect to the notice required for stockholders to conduct business at an annual or special meeting.

                   The foregoing description of the By-Laws dated as of June 8, 1995 is qualified in its entirety by reference to the full text of such By-Laws, which are attached hereto as Exhibit 2 and are incorporated herein by reference.











































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         Exhibits

         1. Rights Agreement, dated as of June 21, 1988, as amended and restated as of June 8, 1995, between Kimberly-Clark Corporation and The First National Bank of Boston, as Rights Agent.

         2. By-Laws of Kimberly-Clark Corporation as amended as of June 8, 1995.










































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                                    SIGNATURES


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this amend-ment to be signed on its behalf by the undersigned thereunto duly authorized.



                                       KIMBERLY-CLARK CORPORATION



                                       By:  /s/ Donald M. Crook
                                           Name:  Donald M. Crook
                                           Title: Vice President and
                                                    Secretary





         Dated:  June 13, 1995



























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                                INDEX TO EXHIBITS


         Exhibit                                                   Page

            1.      Rights Agreement, dated as of June 21,           6
                    1988, as amended and restated as of
                    June 8, 1995, between Kimberly-Clark
                    Corporation and The First National Bank
                    of Boston, as Rights Agent.

            2.      By-Laws of Kimberly-Clark Corporation as
                    amended as of June 8, 1995                      84






































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